EXHIBIT 3.1 (xxxvii)

Request ID:	004271093	Province of Ontario	Date Report Produced:	2002/05/16
Demande n°:		Province de l’Ontario	Document produit le:
Transaction ID:	018227148	Ministry of Consumer and Commercial Relations	Time Report Produced:	14:29:37
Transaction n°:		Ministére de la Consommation et du Commerce	Imprimé à:
Category ID:	CT	Companies Branch
Catégorie:		Direction des compagnies

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceci certifie que

2 0 1 1 4 3 8  O N T A R I O   L I M I T E D

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

0 0 2 0 1 1 4 3 8

is a corporation incorporated, under the laws of the Province of Ontario.	est une société constituée aux termes des lois de la province de l’Ontario.

These articles of incorporation are effective on	Les présents statuts constitutifs entrent en vigeur le

M A Y  16  M A l ,  2 0 0 2

Director/Directrice

Business Corporations Act/Loi sur les sociétés par actions

Page: 1

Request ID / Demande n°	Ontario Corporation Number Numéro de la compagnie en Ontario

4271093	2011438

FORM 1		FORMULE NUMÉRO 1

BUSINESS CORPORATIONS ACT	/	LOI SUR LES COMPAGNIES

ARTICLES OF INCORPORATION

STATUTS CONSTITUTIFS

1.	The name of the corporation is:	Dénomination sociale de la compagnie:

2011438 ONTARIO LIMITED

2.	The address of the registered office is:	Adresse du siège social:

	250 YONGE STREET	2400

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s’il s’agit édifice à bureau, numéro du bureau)

TORONTO ONTARIO
CANADA M5B 2M6

	(Name of Municipality or Post Office)	(Postal Code/Code postal)
(Nom de la municipalité ou du bureau de poste)

3.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal) d’administrateurs:
	1	20

4.	The first director(s) is/are:	Premier(s) administrateur(s):

	First name, initials and surname	Resident Canadian	State Yes or No
	Prénom, initiales et nom de famille	Résident Canadien	Oui/Non

	Address for service, giving Street & No.	Domicile élu, y compris la rue et le
	or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal

*	HUGH	YES
LAURENCE

250 YONGE STREET 2400

TORONTO ONTARIO
CANADA M5B 2M6

Page: 2

Request ID / Demande n°	Ontario Corporation Number Numéro de la compagnie en Ontario

4271093	2011438

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

There are no restrictions on business the Corporation may carry on or on powers the Corporation may exercise.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of shares of one class, designated as Common Shares.

Page: 3

Request ID / Demande n°	Ontario Corporation Number Numéro de la compagnie en Ontario

4271093	2011438

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série:

The rights of the holders of Common Shares of the Corporation are equal in all respects and include the rights,

(a)	to vote at all meetings of shareholders; and

(b)	to receive the remaining property of the Corporation upon dissolution.

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Request ID / Demande n°	Ontario Corporation Number Numéro de la compagnie en Ontario

4271093	2011438

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L’émission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes:

No shares of the Corporation shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of the directors then in office.

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Request ID / Demande n°	Ontario Corporation Number Numéro de la compagnie en Ontario

4271093	2011438

9.	Other provisions, (if any, are):

Autres dispositions, s’il y a lieu:

(a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

(b) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

(c) Subject to the provisions of the Business Corporations Act (Ontario) as amended or re-enacted from time to time, the directors may, without authorization of the shareholders:

(i)	borrow money on the credit of the Corporation;

(ii)	issue, re-issue, sell or pledge debt obligations of the Corporation;

(iii)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

(iv)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation;

(v)	by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation.

Nothing in this subparagraph shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

(d) Except in the case of any class or series of shares of the Corporation listed on a stock exchange, the Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

(e) The holders of any fractional shares issued by the Corporation shall be entitled to exercise voting rights and to receive dividends in respect of each such fractional share.

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Request ID / Demande n°	Ontario Corporation Number Numéro de la compagnie en Ontario

4271093	2011438

9.	Other provisions, (if any, are):

Autres dispositions, s’il y a lieu:

(f) Holders of shares of any class or series shall not be entitled to dissent nor to vote separately as a class or series upon a proposal to amend the articles of the Corporation to:

(i) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

(ii) effect an exchange, reclassification or cancellation of the shares of such class or series; or

(iii) create a new class or series of shares equal or superior to the shares of such class or series.

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Request ID / Demande n°	Ontario Corporation Number Numéro de la compagnie en Ontario

4271093	2011438

10.	The names and addresses of the incorporators are

Nom et adresse des fondateurs

First name, initials and last name	Prénom, initiale et nom de
or corporate name	famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu, adresse du siége social au adresse de l’établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

*	HUGH LAURENCE

250 YONGE STREET 2400

TORONTO ONTARIO

CANADA M5B 2M6